EDS INFORMATIONSTECHNOLOGIE & SERVICE GMBH       EDS CONFIDENTIAL AND PRIVILEGED

THIS SERVICES AGREEMENT is made the 16th day of February 2001.

BETWEEN:

(1) Aucxis Corp, a company registered in Ontario, Canada and whose registered office is at BCE Place, 220 King Street West, Toronto, ON, Canada M5H 1K4 ("Aucxis Corp") ; and

(2)      EDS  Informationstechnologie  und Service GmbH a company  registered in
         Germany  and  whose  registered  office  is  at  Eisenstr.   56,  65428
         Russelsheim, Germany ("EDS").

EDS will provide to AUCXIS CORP the services specified in Schedule 1 to this Agreement (the "Services") and AUCXIS CORP will make payment for the services in accordance with the terms and conditions of this Agreement.

This Agreement commences on the date of the later of the signatures below and will, unless terminated earlier, terminate on completion of the Services.

This Agreement consists of this executed cover page together with the Terms and Conditions for Services, Schedule 1 (Services Charges and Payments) and any schedules referenced therein.

Signed for and on behalf of EDS          Signed for and on behalf of AUCXIS CORP

By/s/ Peter Herrmann                     By /s/ Daniel McKenzie
  .................................        ...................................

Name:                                    Name:

Title:                                   Title: President

Date:2/20/01                             Date: 2/19/01



(C) EDS LEGAL & CONTRACTS                                     1

                            EDS TERMS AND CONDITIONS

1.       CHARGES
         -------
1.1 In consideration of the performance of the Services in accordance with the terms of this Agreement AUCXIS CORP will pay the Charges calculated on the basis and at the rates set out in Schedule 1.

1.2 Payment, together with the applicable Value Added Tax, will be made within thirty (30) days of receipt by the receiving party of a valid invoice from the sending party. Late payment will bear interest at the rate of 2% above the base rate in Germany.

2.       WARRANTIES AND REPRESENTATIONS
         ------------------------------
         EDS will discharge its obligations hereunder with all due skill and care and in accordance with its own established internal procedures.

3.       LIMITATION OF LIABILITY
         -----------------------
         EDS' liability for ordinary negligence is limited to typical and foreseeable damages in a business of AUCXIS CORP'S type. Except as provided in the preceeding sentence and for EDS' liability for willful intent or gross negligence, AUCXIS CORP agrees that EDS shall not have any other liability under this Agreement. This agreement shall not exclude or limit EDS' liability for willful intent or gross negligence. No claim, demand for mediation or arbitration or cause of action which arose out of an event or events which occurred more than two years prior to the filing of a demand for mediation or arbitration or suit alleging a claim or cause of action may be asserted by either party against the other.

4.       INTELLECTUAL PROPERTY RIGHTS
         ----------------------------
4.1 Each party will retain all rights in any software, ideas, concepts, know-how, development tools, techniques or any other proprietary material or information that it owned or developed prior to the Effective Date of this agreement, or acquired or developed after the Effective Date of this Agreement without reference to or use of the intellectual property of the other party. No licenses will be deemed or have been granted by either party to any of its patents, trade secrets, trademarks or copyrights, except as otherwise expressly provided in this Agreement.

4.2 Subject to any third party rights or restrictions and the other provisions of this section AUCXIS CORP will own the copyright to all distinct, tangible deliverables that (a) are specifically developed and delivered by EDS to AUCXIS CORP under this agreement and (b) are fully paid by AUCXIS CORP (the "Deliverables").

4.3      Notwithstanding anything to the contrary in this Agreement, EDS
         (a) will own and retain all intellectual property rights in or related to the Deliverables other than the copyright ownership rights granted to AUCXIS CORP pursuant to this section,

         (b) will retain all right, title and interest in and to all know-how, intellectual property, methodologies, processes, technologies, algorithms, software or development tools used in performing the Services which are based on trade secrets or proprietary information of EDS or are otherwise owned or licensed by EDS (collectively, the "Tools"),
         (c) will be free to use the ideas, concepts and know-how which are developed or created in the course of performing the Services (collectively, the "Residual Technology"), and
         (d) will retain ownership of any Tools or Residual Technology that become embedded in the Deliverables.
         EDS hereby grants to AUCXIS CORP a perpetual (subject to compliance with this sentence), royalty-free, non-transferable, nonexclusive license to use any embedded Tools and Residual Knowledge solely in connection with AUCXIS CORP'S use of the Deliverables and only so long

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

                            EDS TERMS AND CONDITIONS

         as  such  Tools  and  Residual   Technology   remain  embedded  in  the
         Deliverables and are not separated therefrom.

4.4      Nothing in this Agreement
         (a) will require EDS or AUCXIS CORP to violate the proprietary rights of any third party in any software or otherwise or
         (b) subject to the confidentiality restrictions in Section 7, will impair EDS' right to acquire, license, market, distribute, develop for itself or others or have others develop for EDS similar technology performing the same or similar functions as the technology, Deliverables or Services contemplated by this Agreement.

5.       FORCE MAJEURE
         -------------
5.1 Neither party will in any circumstances be liable to the other for any loss of any kind whatsoever including but not limited to any damages or abatement of Charges whether directly or indirectly caused to or incurred by the other party by reason of any failure or delay in the performance of its obligations hereunder which is due to circumstances beyond the reasonable control of the affected party including (without limitation) acts of God or fire flood strike or labour disputes civil commercial sabotage statute order or any regulation of any government public or local authority ("Force Majeure").

5.2 If either of the parties becomes aware of circumstances of Force Majeure it will forthwith notify the other of the period which it is estimated that the failure or delay will continue.

6.       INTELLECTUAL PROPERTY RIGHTS
         ----------------------------
         Replaced by Section 4.

7.       CONFIDENTIALITY
         ---------------
7.1 All information made available to one party by the other party for the purpose of this Agreement concerning its present activities or future plans or actual or potential business dealings or trade, product or customer information or information of a similar nature concerning any parent, subsidiary or associated concern of the disclosing party or obtained from the disclosing party's clients and this Agreement will be regarded as confidential except where such information is in the public domain, is already in the possession of the receiving party at the date hereof or comes into the possession of the receiving party after the date hereof as a result of independent research or legitimate disclosure by a third party.

7.2 The receiving party undertakes on behalf of itself and its staff not to disclose such information to any third party (other than when requested to do so in the discharge of its obligations to supply information for parliamentary, governmental or judicial purposes or under the rules or regulations of any applicable stock exchange) nor to use it in any publication at any time during the term of this Agreement or in the five (5) years immediately following termination.

8.       HEALTH AND SAFETY HAZARDS
         -------------------------
8.1 Each Party will notify the other of any health and safety hazards which may arise in connection with the performance of this Agreement and the party notified will draw these hazards to the attention of its employees and sub-contractors or any persons engaged in the performance of this Agreement.

8.2 When working at AUCXIS CORP'S premises EDS' personnel will comply with such rules, regulations and requirements (including those relating to access and security arrangements) as

(C) EDS LEGAL & CONTRACTS                                     3

                            EDS TERMS AND CONDITIONS

         are in force from time to time for the conduct of personnel when at those premises and which have been notified in writing to EDS.

9.       TRANSFER AND SUB-CONTRACTING
         ----------------------------
         AUCXIS CORP will not assign, novate, sub-contract or otherwise dispose of the Agreement in whole or in part without the prior written consent of EDS.

10.      CHANGE REQUEST
         --------------
         This Agreement constitutes the entire agreement and understanding of the parties and may only be varied or amended by agreement in writing of a duly authorised representative of AUCXIS CORP and EDS. Where AUCXIS CORP or EDS sees a need to change the Services AUCXIS CORP may at any time request, and EDS may at any time recommend such change. Neither party will unreasonably withhold its agreement to any change.

11.      TERMINATION
         -----------
         This Agreement may be terminated by either party forthwith on giving notice in writing to the other if:

11.1 the other commits any material or persistent breach of any term of this Agreement and (in the case of a breach capable of being remedied) fails within 30 days after the receipt of a request in writing so to do, to remedy the breach;

11.2 the other party has a receiver or administrative receiver appointed of it or over any part of its undertaking or assets or passes a resolution for winding up (other than for the purposes of a bona fide scheme of solvent amalgamation or reconstruction ) or a court of competent jurisdiction makes an order to that effect or if the other party enters into any voluntary arrangement with its creditors or becomes subject to an administration order.

11.3 Aucxis Corp may, if it is not satisfied with the EDS services, terminate the Internet Data Centre hosting agreement upon 30 days written notice.

12.      GENERAL PROVISIONS
         ------------------

12.1     NOTICES
         -------
         Any notice or other communication to be given under this Agreement must be in writing and may be delivered or sent by pre-paid first class letter post or facsimile transmission to the party to be served at that party's last know address. In the case of EDS all notices and other communication must be marked to the attention of the "Company Secretary". Any notice or document will be deemed served: if delivered, at the time of delivery; if posted, 48 hours after posting; and if sent by facsimile transmission, at the time of transmission.

12.2.    SEVERABILITY
         ------------
         If any provision of this Agreement is held invalid, illegal or unenforceable for any reason by any court of competent jurisdiction, such provision will be severed and the remainder of the provisions hereof will continue in full force and effect as if this Agreement had been executed with the invalid, illegal or unenforceable provision eliminated. In the event of a holding of invalidity so fundamental as to prevent the accomplishment of the purpose of this Agreement, EDS and AUCXIS CORP will immediately commence good faith negotiations to remedy such invalidity.

12.3     RELATIONSHIP
         ------------

(C) EDS LEGAL & CONTRACTS                                     4

                            EDS TERMS AND CONDITIONS

         EDS and AUCXIS CORP acknowledge and agree that this Agreement does not constitute, create or give effect to a joint venture, pooling arrangement principal/ agency relationship, partnership or formal business organisation of any kind and neither EDS nor AUCXIS CORP will have the right to bind the other without the other's express prior written consent.

12.4     NO SOLICITATION OF EMPLOYEES
         ----------------------------
         For the term of this Agreement and for a period of six months thereafter, without the prior written consent of the other party, neither party will either directly or indirectly solicit or entice away (or seek or attempt to entice away) from the employment of the other party any person(s) employed (or any person(s) who have been so employed in the preceding six months) by such other party. For the avoidance of doubt, this Clause will not apply to unsolicited responses to general recruitment advertising.

12.5     LAW AND JURISDICTION
         --------------------
12.5.1   This Agreement is made and construed in accordance with German Law.

12.5.2 In the event of any dispute arising between the parties in connection with this Agreement which cannot be resolved by the parties immediate contract representatives, senior representatives of the parties will, within twenty-one (21) days of a written request from either party to the other, meet in good faith to attempt to resolve the dispute without recourse to legal proceedings, failing which this agreement is subject to the exclusive jurisdiction of the German Courts to which both parties hereby submit.


(C) EDS LEGAL & CONTRACTS                                     5

                            EDS TERMS AND CONDITIONS

                        SCHEDULE 1 - INCUBATION SERVICES
                        --------------------------------
                       THE SERVICES, CHARGES AND PAYMENTS
                       ----------------------------------

THE SERVICES
------------
DEFINITION OF THE SERVICES

The Services agreed to be provided by EDS are as listed in the attached document [AUCXIS CORP & EDS INFORMATIONSTECHNOLOGIE & SERVICE GMBH, STATEMENT OF WORK AND SERVICE LEVEL AGREEMENT].

COMMENCEMENT DATE
-----------------

The Commencement Date is: 1st of February 2001

ASSUMPTIONS/DEPENDENCIES
------------------------

The assumptions and dependencies have been described in detail in the attached document [AUCXIS CORP & EDS INFORMATIONSTECHNOLOGIE & SERVICE GMBH, STATEMENT OF WORK AND SERVICE LEVEL AGREEMENT].

FACILITIES
----------

The facilities supplied are described in detail in the attached document [AUCXIS CORP & EDS INFORMATIONSTECHNOLOGIE & SERVICE GMBH, STATEMENT OF WORK AND SERVICE LEVEL AGREEMENT].

CHARGES
-------

The charges are described in detail in the attached document [AUCXIS CORP & EDS INFORMATIONSTECHNOLOGIE & SERVICE GMBH, STATEMENT OF WORK AND SERVICE LEVEL AGREEMENT].


(C) EDS LEGAL & CONTRACTS                                     6

                            EDS TERMS AND CONDITIONS

            AUCXIS CORP & EDS INFORMATIONSTECHNOLOGIE & SERVICE GMBH
                           DEFINITION OF THE SERVICES

The "Transaction":

1.       CONSULTING SERVICES

         Sales & Marketing, Whereby EDS will perform Sales and marketing activities within their existing client base, using their channels to market in accordance with the Go-To-Market strategy developed by EDS for Aucxis Corp within the first phase of the consultancy engagement.

         These channels are listed below:

         EDS x-LOB Management:

         |X|      Divisional
         |X|      Regional
         EDS Global Industry Groups:
         |X|      Communications
         |X|      Energy
         |X|      Financial
         |X|      Government
         |X|      Health Care
         |X|      Manufacturing and Retail
         |X|      Transportation
         EDS x-LOB Sales community:
         |X|      Client Sales Executives
         |X|      Client Executives
         |X|      A.T. Kearney Vice President's
         |X|      Indirect Channels
         |X|      Partners and Strategic Alliances

2. INCUBATION SERVICES, pursuant to which EDS will host the Aucxis Collateral Management Utility, build, customise and host other web based applications, including the AUCXIS CORP'S Market Place; in accordance with the Terms and Conditions of the web-hosting and infrastructure proposal agreed by Aucxis. This contract will act as guaranteed income to EDS from Aucxis for the Sales and Marketing activities conducted by EDS on behalf of Aucxis. Payment, together with the applicable Value Added Tax, will be made within thirty (30) days of receipt by Aucxis Corp of a valid invoice from EDS. Late payment will bear interest at the rate of 2% above the base rate in Germany.

3. RESELLER, pursuant to which EDS will resell the services of the Aucxis eFinance Platform (on-line, service line and body shop);

4. RESELLER, pursuant to which AUCXIS CORP will resell certain EDS' services to AUCXIS CORP'S customers (including and not confined to, EDS and A.T. Kearney consulting services for client integration and customisation, web-hosting and infrastructure services).

Through the integration of the Aucxis eFinance Platform into a suite of Financial Services product offerings, EDS targets to generate $100 Million US in transactional revenue over 5 years to Aucxis


(C) EDS LEGAL & CONTRACTS                                     7

                            EDS TERMS AND CONDITIONS

through the provisioning of the eFinance platform services. The parties anticipate allocating such revenue 70% to Aucxis and 30% to EDS.

If Aucxis and EDS agree to perform additional services, Aucxis and EDS will enter into specific contracts for such services, and such additional services will be carried out under the standard EDS contractual terms and on a Time and Material basis.